EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-152597, 333-164558, 333-170029 and 333-180287) on Form S-8 and in the Registration Statement (No. 333-167165) on Form S-3 of WaferGen Bio-systems, Inc. and subsidiaries of our report dated March 23, 2012 relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of WaferGen Bio-systems, Inc. and subsidiaries for the year ended December 31, 2011.

/s/ SingerLewak LLP

San Jose, California

March 23, 2012